[EXHIBIT 10.2]
                        February 24, 2003

     This Letter of Intent ("LOI") reflecting the understanding between Carbon Recovery Corp., a New Jersey corporation ("CRC"), to enter into a definitive agreement (the "Agreement", or "Definitive Agreement" or "Joint Venture") with SJAP, Inc., a New Jersey corporation ("SJAP"), to obtain, manufactuer and deliver fuel chips which are manufactured from used tires. In this letter, (i) the CRC and SJAP are sometimes called the "Parties

                            Part One
     The   Parties  wish  to  commence  negotiating   a   written
Definitive  Agreement providing for the Joint Venture.  Based  on
the   information  currently  known,  it  is  proposed  that  the
Definitive Agreement include the following terms:
     1.  Basic Transaction. The CRC would be resposable to the Joint
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         Venture to provide all raw materials (used tires) contracts and all contracts for the delivery of fuel chips. SJAP will be resposable for providing the processing equipment and operation including on site shredding for customers, shredding at SJAP work site, other additional processing and shipping. All revenues derived will first pay expenses of the Joint Venture and then be shared equally by the Joint Venture partners. Expenses shall be inclusive of marketing, processing, taxes, shipping, license fees and all other normal business costs. Neither Party will receive management fees for their participation in the Joint Venture unless mutially agreed to by both Parties. Revenues shall consist of tipping fees for used tire collection and sales of fuel chips.
     2.  Closing. The closing of this transaction (the
         --------
         "Closing") would occur on or before the time specified
         in Part 1, Paragraph 4.4 herein, ("Closing Date).
     4.  Conditions  to  Closing. The Closing is subject  to  the
         -----------------------
         satisfaction of the following on or before  the  Closing
         Date set forth in this Letter of Intent:
     4.1 Non  Disclosure Agreements. The Parties will enter  into
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         a Non-Disclosure or Confidentially Agreement.
     4.2 Non-Competition Agreements.   The Agreement will
         --------------------------
         require the Parties to agree not to compete with the
         other for the intended business of the Joint Venture.
     4.3 Due   Diligence.   SJAP  and  CRC  completing   to   its
         ---------------
         satisfaction  a  due  diligence review  (`Due  Diligence
         Review")  and  inspection of  the  other  party  of  the
         assets  and  their  financial, legal, environmental  and
         other  affairs.  Between  the date  of  this  Letter  of
         Intent  and the Closing Date (or earlier termination  of
         the   transactions  contemplated  by  this   Letter   of
         Intent), SJAP and its representatives and CRC and its representatives will be given full access to the other
         party's   books  and  records,  management,   employees,
         physical facilities, equipment and properties. SJAP  and
         its  representatives  and  CRC and  its  representatives
         will  undertake  its Due Diligence Review  in  a  manner
         that  does  not unduly interfere with the other  party's
         normal business operations.
     4.4 Definitive   Agreement.   SJAP  and  CRC   executing   a
         ----------------------
         Definitive  Agreement in a form approved by the  parties
         and   their  respective  legal  counsel  governing   the
         transactions described by this Letter of Intent and superseding this Letter of Intent. The Parties should execute the Definitive Agreement within forty-five  (45)
         days  from  the  date  of this LOI.  In  the  Definitive
         Agreement   the   Parties  shall  make  representations,
         warranties,  covenants  and  indemnities  of  the   type
         customary  in transactions of a similar size and  nature


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        Exhibit 10.2

         including but not limited to representations and warranties pertaining to the assets and operations of Company and its financial, organizational, legal, environmental and other affairs and such representations and warranties shall be true and correct as of the Closing Date and all of which shall survive Closing.
     4.5 Consents.    The Parties shall obtain the  consents,  in
         --------
         form and substance necessary or desirable for them to carry out the transaction as contemplated, including without limitation, consent and authorizations of third parties and governmental entities, if any.
     4.6 Opinion   of   Counsel.  Closing  under  the  Definitive
         ----------------------
         Agreement  will  be  conditioned  upon  receipt  by  the
         Parties of an Opinion of Counsel by the Parties covering customary matters for a transaction of this kind.
     4.7 Other Terms.
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         (a)  The  Parties  shall agree to  cooperate  fully
              with each other in compiling and supplying any information that is required to prepare a private placement offering memoranda, registration statement or other documents necessary in order to comply with any state or federal securities laws.

                            Part Two

The following paragraphs of this LOI (the "Binding Provisions")
are the legally binding and enforceable agreements.
     1.  Access. During the period from the date this LOl is signed
         ------
         by the Parties (the "Signing Date') until the date on which either Party provides the other with written notice that negotiations toward a Definitive Agreement are terminated (the "Termination Date"), the Parties will provide to each other full and free access to information until the Termination Date provided in Part 1, Paragraph 4.4 herein.
     2.  Conduct of Business. During the period from the Signing Date
         -------------------
         until the Termination Date, the Parties shall operate their businesses only in the ordinary course.
     3.  Confidentiality. This LOI and all disclosures during the due
         ---------------
         diligence period regarding the Definitive Agreement shall be Confidential.. However, SJAP grants permission to CRC to disclose to stockholders and regulatory agiencies the existence of this LOI and the Definitive Agreement.
     4.  Public  Announcements.  The parties anticipate jointly
         ---------------------
         announcing their relationship. Prior to the execution of the Agreement by the parties, neither party shall make any public announcement about this LOI or the parties' discussions without the written consent of the other party, which consent shall not be unreasonably withheld or delayed. Either of the Parties may at any time make announcements which are required by applicable law, regulatory bodies, or stock exchange or stock association rules, so long as the party so required to make the announcement promptly upon learning of such requirement, notifies the other party of such requirement and discusses with the other party in good faith the exact wording of any such announcement, The parties agree that any announcement concerning the execution of this LOI or the Agreement shall be mutually agreed upon joint announcement.
     5.  Costs. SJAP and CRC will be responsible for and bear all of
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         its own costs and expenses (including any broker's or finder's



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        Exhibit 10.2


         fees and the expenses of its representatives) incurred at any time in connection with pursuing or consummating the Joint Venture.
     6.  Entire Agreement.  The Binding Provisions constitute the
         ----------------
         entire agreement between the parties, and supercede all prior oral or written agreements, understandings, representations and warranties, and courses of conduct and dealing between the parties on the subject matter hereof except as otherwise provided herein, the Binding Provisions may be amended or modified only by a writing executed by all of the parties.
     7.  Governing Law. The Binding Provisions will be governed by
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         and construed under the laws of the State of New Jersey without regard to conflicts of laws principles.
     8.  Jurisdiction: Service of Process. Any action or proceeding
         ------------
         seeking to enforce any provision of; or based on any right arising out of; this LOI may be brought against any of the parties in the courts of the State of New Jersey, or, if it has or can acquire jurisdiction, in the United States District Court. Each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.
     9.  Termination.  The Binding Provision will automatically
         -----------
         terminate on the date provided in Part 1, Paragraph 4.4 herein, and may be terminated earlier upon written notice by the SJAP to the CRC, for any reason or no reason, with or without cause, at any time; provided, however that the termination of the Binding Provisions will not affect the liability of a party for breach of any of the Binding Provisions prior to the termination. Upon termination of the Binding Provisions, the parties will have no further obligations hereunder.
     10. Counterparts. This LOI may be executed in one or  more
         ------------
         counterparts, each of which will be deemed to be an original copy at this LOI and all of which when taken together, will be deemed to constitute one and the same agreement.
     11. No Liability. The paragraphs and provisions of Part One of
         ------------
         this LOI do not constitute and will not give rise to any legally binding obligation on the part of any of the Parties. Moreover, except as provided in the Binding Provision (or as expressly provided in any binding written agreement that the Parties may enter into in the future) no past or future action, course of conduct, or failure to act relating to the Joint Venture, or relating to the negotiation of terms of the Joint Venture or any Definitive Agreement will give rise to or serve as a basis of any obligation or other liability on the part of the Parties.


Duly executed and agreed as to the Binding provisions on ________________, 2003

CRC: Carbon Recovery Corp.             SJAP: SJAP, Inc.



______________________________         _________________________________
By: Lois Augustine, President          By: Edward Stella, Jr., President



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        Exhibit 10.2